EXHIBIT 10.44
CITIZENS BANK OF MASSACHUSETTS
REVOLVING NOTE

$15,000,000.00	Boston, Massachusetts April 18, 2007
     For value received, the undersigned, Thompson Center Holding Corporation, Bear Lake Holdings, Inc., O.L. Development, Inc., K.W. Thompson Tool Company, Inc., Thompson/Center Arms Company, Inc. and Fox Ridge Outfitters, Inc., (the “Borrowers”), hereby promise to pay on April 18, 2010 to the order of Citizens Bank of Massachusetts (the “Bank”), at its main office in Boston, Massachusetts, or at any other place designated at any time by the holder hereof, in lawful money of the United States of America and in immediately available funds, the principal sum of Fifteen Million Dollars ($15,000,000.00), or, if less, the aggregate unpaid principal amount of all loans under the revolving line of credit made by the Bank to the Borrowers under the Loan Agreement (defined below) together with interest on the principal amount hereunder remaining unpaid from time to time, computed on the basis of the actual number of days elapsed and a 360-day year, from the date hereof until this Note is fully paid at the rate(s) from time to time in effect under the Loan and Security Agreement (All Assets) of even date herewith (the “Loan Agreement”) by and between the Bank and the Borrowers. The principal hereof and interest accruing thereon shall be due and payable as provided in the Loan Agreement. This Note may be prepaid only in accordance with the Loan Agreement.
     This Note is issued pursuant, and is subject, to the Loan Agreement, which provides, among other things, for acceleration hereof. This Note is the “Revolving Note” referred to in the Loan Agreement.
     This Note is secured, among other things, pursuant to the Loan Agreement, and may now or hereafter be secured by one or more other security agreements, mortgages, deeds of trust, assignments or other instruments or agreements.
     The Borrowers hereby agree to pay all costs of collection, including reasonable attorneys’ fees and legal expenses in the event this Revolving Note is not paid when due, whether or not legal proceedings are commenced.
     Presentment or other demand for payment, notice of dishonor and protest are expressly waived.

     All rights and obligations hereunder shall be governed by the laws of the Commonwealth of Massachusetts and this Note shall be deemed to be under seal.

THOMPSON CENTER HOLDING CORPORATION

By:	/s/ John A. Kelly

Address:	P.O. Box 5002
Farmington Road
Rochester, NH 03867

BEAR LAKE HOLDINGS, INC.

By:	/s/ John A. Kelly

Address:	P.O. Box 5002
Farmington Road
Rochester, NH 03867

O.L. DEVELOPMENT, INC.

By:	/s/ John A. Kelly

Address:	P.O. Box 5002
Farmington Road
Rochester, NH 03867

K.W. THOMPSON TOOL COMPANY, INC.

By:	/s/ John A. Kelly

Address:	P.O. Box 5002
Farmington Road
Rochester, NH 03867

THOMPSON/CENTER ARMS COMPANY, INC.

By:	/s/ John A. Kelly

Address:	P.O. Box 5002
Farmington Road
Rochester, NH 03867

FOX RIDGE OUTFITTERS, INC.

By:	/s/ John A. Kelly

Address:	P.O. Box 5002
Farmington Road
Rochester, NH 03867